Exhibit 32.1
Written Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer of Colonial Properties Trust (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-Q of the Company for the quarter ended June 30, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ C. Reynolds Thompson, III

C. Reynolds Thompson, III Chief Executive Officer August 8, 2008

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